Exhibit 99.1

ANCESTRY.COM INC. REPORTS Q1 2012 FINANCIAL RESULTS

– Ancestry.com Subscriber Growth of 16% Year-Over-Year –

– Q1 Total Revenue $108.5 Million, Up 19% Year-Over-Year –

– Announces New $100 Million Share Repurchase Authorization –

PROVO, Utah, April 25, 2012 – Ancestry.com Inc. (Nasdaq: ACOM), the world’s largest online family history resource, today reported financial results for the first quarter ended March 31, 2012.

“The first quarter marked a strong start to the year. Our key financial metrics, including revenue, adjusted EBITDA and subscribers, all came in above our expectations” said Tim Sullivan, Chief Executive Officer of Ancestry.com. “The April release of the 1940 US census records appears to have driven tremendous interest in family history. We began to benefit during the first quarter with our successful 1930 US census promotion, and we continue to see strong website traffic, underscoring our conviction in the mass market appeal of family history. As 2012 unfolds, we are moving forward on a number of exciting product initiatives, including improved features and tools like our new image viewer and hinting capabilities, and the build-out of our DNA offering.”

In addition to the first quarter results announcement, the Company reported that its board of directors has approved a new $100 million common stock repurchase authorization. Also, in a separate press release issued today, Ancestry.com announced it has entered into a definitive agreement to acquire Archives.com, a leading family history website, for approximately $100 million in cash plus assumed liabilities, subject to customary closing conditions including HSR clearance.

Ancestry.com Web Sites Highlights

•	Subscribers totaled 1,870,000 as of March 31, 2012, a 16% increase over the first quarter of 2011 and a 10% increase from the end of the fourth quarter of 2011.

•	Gross subscriber additions were 390,000 in the first quarter of 2012, compared to 425,000 in the first quarter of 2011 and 220,000 in the fourth quarter of 2012.

•	Monthly churn[1] was 3.6% in the first quarter of 2012, compared to 3.7% in the first quarter of 2011 and 3.8% in the fourth quarter of 2011.

•	Subscriber acquisition cost[2] in the first quarter of 2012 was $88.11, compared to $69.56 in the first quarter of 2011 and $107.88 in the fourth quarter of 2011.

•	Average monthly revenue per subscriber[3] in the first quarter of 2012 was $18.49, compared to $18.05 in the first quarter of 2011 and $18.38 in the fourth quarter of 2011.

[1]

Monthly churn is a measure representing the number of subscribers to the Ancestry.com Web sites that cancel in the quarter divided by the sum of beginning subscribers and gross subscriber additions during the quarter. To arrive at monthly churn, the results are divided by three.

[2]

Subscriber acquisition cost is external marketing and advertising expense associated with the Ancestry.com Web sites, divided by gross subscriber additions to the Ancestry.com Web sites in the quarter.

[3]

Average monthly revenue per subscriber is total subscription revenues earned in the quarter from subscriptions to the Ancestry.com Web sites divided by the average number of subscribers in the quarter, divided by three. The average number of subscribers for the quarter is calculated by taking the average of the beginning and ending number of subscribers for the quarter.

First Quarter 2012 Financial Highlights

•

Total revenue for the first quarter of 2012 was $108.5 million, an increase of 19% over $91.0 million in the first quarter of 2011, driven by growth in the Company’s core Ancestry.com Web sites revenues of 22%.

•	Operating income for the first quarter of 2012 was $20.1 million, compared to $14.2 million in the first quarter of 2011.

•

Adjusted EBITDA[4] for the first quarter of 2012 was $31.7 million, compared to $25.6 million in the first quarter of 2011. Adjusted EBITDA margin for the first quarter of 2012 was 29.2%, compared to 28.1% in the first quarter of 2011.

•	Net income was $13.5 million, or $0.30 per fully diluted share, for the first quarter of 2012 compared to $9.0 million, or $0.18 per fully diluted share, in the first quarter of 2011.

•	Free cash flow[5] totaled $14.7 million for the first quarter of 2012 compared to $18.7 million for the first quarter of 2011.

•	Cash and cash equivalents totaled $48.0 million as of March 31, 2012.

Recent Business Highlights

•	The third season of the Who Do You Think You Are? television series premiered on February 3, 2012.

•	The Company ended the quarter with more than 9 billion records; new collections included:

•	Almost 9 million Massachusetts birth, marriage and death records

•	Over 7 million records from the Historical Society of Pennsylvania Partnership

•	1911 England census indexes

•	Approximately 139 million records from the London Electoral Registers that detail the names and addresses of registered voters

•	Nearly 2.6 million Australian convict records from the New South Wales Convict Indents, 1788-1842 and New South Wales Colonial Secretary’s Papers, 1788-1856

•

The Company launched a new interactive image viewer that includes “gridline technology,” which highlights rows, columns and cells to feature specific ancestors on a record page, provides narrative pop up tips to tell more of the record’s story, plus new dynamic viewing controls.

•

The Company upgraded the Ancestry.com Web sites “hinting” capability, which now enables more and better real-time hints, and created an “all-hints” page on the website where users can see and interact with all of their hints in one place.

•

The Company upgraded and made refinements to the Facebook app, including the ability to invite others to the Facebook app, see which of your Facebook friends are using the app, “like” the app and more.

•	The Company introduced upgraded capabilities for the iPhone/iPad and Android mobile apps.

[4]

Adjusted EBITDA is defined as net income (loss) plus other (income) expense, net; income tax expense; non-cash charges including depreciation, amortization, impairment of intangible assets and stock-based compensation expense; and certain non-recurring (income) expenses.

[5]	Free cash flow subtracts from adjusted EBITDA capitalization of content databases, purchases of property and equipment and cash paid for income taxes and interest.

Share Repurchase Program

Ancestry.com reported that its board of directors has authorized the repurchase of up to $100 million of its outstanding common stock. Shares may be repurchased from time to time through March 31, 2013 in the open market or in privately negotiated transactions. The Company expects to fund any repurchases using cash on hand or draws on a credit facility. The amount and timing of specific repurchases, if any, will depend on market conditions, stock price, and other factors. As of March 31, 2012, Ancestry.com had 42.6 million shares of common stock outstanding.

Business Outlook

The Company’s financial and operating expectations for the second quarter and full year 2012 are as follows:

Second Quarter 2012

•	Revenue in the range of $115 to $117 million

•	Adjusted EBITDA excluding DNA investment[6] of $43 to $45 million

•	DNA investment of $2 to $3 million

•	Adjusted EBITDA in the range of $40.5 to $42.5 million

•	Ending subscribers in the range of 1,965,000 to 1,980,000

Full Year 2012

•	Revenue in the range of $460 to $470 million

•	Adjusted EBITDA excluding DNA investment[6] of $167.5 to $177.5 million

•	DNA investment of $10 to $15 million

•	Adjusted EBITDA in the range of $155 to $165 million

•	Ending subscribers of approximately 1,965,000 to 1,985,000

Conference Call & Webcast

Ancestry.com will host a conference call with analysts and investors today at 3:00 p.m. MT (5:00 p.m. ET). An accompanying slide presentation and a live webcast of the conference call will be available at the investor relations section of the Ancestry.com Web site, http://ir.ancestry.com/. Participants can also access the conference call by dialing 719-325-2212 approximately ten minutes prior to the start time.

A replay of the call will be available approximately two hours after the call has ended and will be available through Wednesday, May 4, 2012. To access the replay, dial 719-457-0820 and enter the replay passcode 9248042. The webcast replay will also be available for 12 months on the investor relations section of the Ancestry.com Web site, http://ir.ancestry.com/, under Events and Presentations.

Use of Non-GAAP Measures

The Company believes that adjusted EBITDA and free cash flow are useful measures of operating performance because they exclude items that the Company does not consider indicative of its core performance. In the case of adjusted EBITDA, net income is adjusted for such expenses as interest, income taxes, stock-based compensation and certain non-cash and non-recurring items. Free cash flow subtracts from adjusted EBITDA the capitalization of content databases, purchases of property and equipment and cash paid for income taxes and interest. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP.  A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited summary financial statements.

[6]	Assumes mid-point of planned DNA investment

The Company uses adjusted EBITDA and free cash flow as measures of operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of its business; to evaluate the effectiveness of its business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of its results with those of other companies; and in communications with its board of directors concerning its financial performance. The Company also uses adjusted EBITDA and have used free cash flow as factors when determining the incentive compensation pool.

About Ancestry.com

Ancestry.com Inc. (Nasdaq: ACOM) is the world’s largest online family history resource, with over 1.8 million paying subscribers. More than 9 billion records have been added to the site in the past 15 years. Ancestry users have created more than 34 million family trees containing approximately 4 billion profiles. In addition to its flagship site, Ancestry.com offers several localized Web sites designed to empower people to discover, preserve and share their family history.

Forward-looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These statements include statements describing the Company’s subscriber base, its reach, its activities to enhance subscribers’ experience and deliver product innovations and enhancements, improved features and tools, its activities to develop and promote its products (including DNA services), its business outlook, its leadership position and its opportunities and prospects for growth, including growth in revenues, adjusted EBITDA and number of subscribers. These forward-looking statements are based on information available to the Company as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the Company’s control. In particular, such risks and uncertainties include the Company’s continued ability to attract and retain subscribers; its continued ability to acquire content and make it available online; its ability to add tools and features and provide value to satisfy customer demand; difficulties encountered in integrating acquired businesses and retaining customers; the timing and amount of investments in the Company’s DNA service; market conditions; the Company’s common stock price; the availability of cash and credit; the adverse impact of competitive product announcements; failure of the third season of Who Do You Think You Are? to yield results comparable to the earlier seasons; failure to achieve anticipated revenues and operating performance; changes in overall economic conditions; the loss of key employees; competitors’ actions; pricing and gross margin pressures; inability to control costs and expenses; and significant litigation.

Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and in discussions in other of our SEC filings.

These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

For more information:

Investors:	Media:
Ancestry.com Inc.	Ancestry.com Inc.
Deborah Crawford	Heather Erickson
(801) 705-7942	(801) 705-7104
dcrawford@ancestry.com	herickson@ancestry.com

Ancestry.com Inc.

Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2012	2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$48,048	$48,998
Restricted cash	3,697	1,702
Accounts receivable, net	12,847	7,599
Income tax receivable	2,472	1,763
Deferred income taxes	4,823	4,823
Prepaid expenses and other current assets	8,227	7,945

Total current assets	80,114	72,830
Property and equipment, net	23,281	21,701
Content databases, net	79,352	76,646
Intangible assets, net	26,150	17,594
Goodwill	303,359	302,422
Other assets	3,635	2,656

Total assets	$515,891	$493,849

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,908	$9,817
Accrued expenses	34,910	34,725
Deferred revenues	128,352	108,654
Debt	—	10,000

Total current liabilities	176,170	163,196
Deferred income taxes	16,034	14,925
Other long-term liabilities	6,401	5,219

Total liabilities	198,605	183,340
Commitments and contingencies
Stockholders’ equity:
Common stock	48	48
Additional paid-in capital	380,744	374,948
Treasury stock	(175,000)	(162,168)
Accumulated other comprehensive income	830	564
Retained earnings	110,664	97,117

Total stockholders’ equity	317,286	310,509

Total liabilities and stockholders’ equity	$515,891	$493,849

Ancestry.com Inc.

Consolidated Statements of Income

(in thousands, except per share data)

	Three Months Ended
	March 31, 2012	March 31, 2011
	(unaudited)
Revenues:
Subscription revenues	$102,596	$85,183
Product and other revenues	5,940	5,845

Total revenues	108,536	91,028
Costs of revenues:
Cost of subscription revenues	16,294	13,887
Cost of product and other revenues	2,785	1,828

Total cost of revenues	19,079	15,715

Gross profit	89,457	75,313
Operating expenses:
Technology and development	16,627	13,668
Marketing and advertising	39,549	33,808
General and administrative	10,642	9,357
Amortization of acquired intangible assets	2,561	4,270

Total operating expenses	69,379	61,103

Income from operations	20,078	14,210
Other income (expense), net	39	(107)

Income before income taxes	20,117	14,103
Income tax expense	(6,570)	(5,132)

Net income	$13,547	$8,971

Net income per common share
Basic	$0.32	$0.20

Diluted	$0.30	$0.18

Weighted average common shares outstanding
Basic	42,774	45,371

Diluted	45,680	50,250

Reconciliation of adjusted EBITDA and free cash flow to net income:
Net income	$13,547	$8,971
Other (income) expense, net	(39)	107
Income tax expense	6,570	5,132
Depreciation	3,547	3,264
Amortization	5,111	6,405
Stock-based compensation expense	2,947	1,725

Adjusted EBITDA	$31,683	$25,604

Capitalization of content databases	(5,140)	(5,747)
Purchases of property and equipment	(5,093)	(725)
Cash paid for interest	(117)	(115)
Cash paid for income taxes	(6,620)	(275)

Free cash flow	$14,713	$18,742

Ancestry.com Inc.

Other Data

	Three Months Ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Total subscribers	1,869,571	1,702,563	1,701,322	1,672,319	1,615,169
Gross subscriber additions	389,928	219,886	273,979	321,687	424,531
Monthly churn	3.6%	3.8%	4.2%	4.6%	3.7%
Subscriber acquisition cost	$88.11	$107.88	$93.64	$81.23	$69.56
Average monthly revenue per subscriber	$18.49	$18.38	$18.68	$18.88	$18.05